Exhibit 99

Form 4 Joint Filer Information

Name:		Lisa M. Plain

Address:		c/o XTENT, Inc.
125 Constitution Drive
Menlo Park, CA 94025

Designated Filer:		Plain Family Trust

Issuer & Ticker Symbol:		XTENT, Inc. (XTNT)

Date of Event
Requiring Statement:		February 6, 2007

Signature:	By:	/s/ Lisa M. Plain
Lisa M. Plain, Trustee